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                                                                   EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Long-Term Incentive Plan (Form S-8, No. 33-5297), Medium-Term Notes Series A (Form S-3, No. 33-54006), Common Stock Warrants (Form S-3, No. 33-54749), Folksamerica Holding Company 401(K) Savings and Investment Plan (Form S-8, No. 333-82563), the Executive Bonus Plan (Form S-8, No. 333-89381), the Deferred Benefit Plan (Form S-8, No. 333-89383), the Directors' Retirement Benefit Plan (Form S-8, No. 333-89385) and the Voluntary Deferred Compensation Plan (Form S-8, No. 333-89387) of White Mountains Insurance Group, Ltd. of our report dated January 25, 2000, except for Note 22, as to which the date is March 14, 2000, with respect to the consolidated financial statements of Financial Security Assurance Holdings, Ltd. and Subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and our report dated February 2, 1999, except for Note 17 as to which the date is February 24, 1999 with respect to the consolidated financial statements of Folksamerica Holding Company, Inc. and its subsidiaries as of and for the year ended December 31, 1998.

                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
March 27, 2000